Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

September 14, 2020

Castor Maritime Inc.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol, Cyprus

Re: Castor Maritime Inc.

Ladies and Gentlemen:

We have acted as United States and Marshall Islands counsel to Castor Maritime Inc. (the “Company”) in connection with (i) the Company’s Registration Statement on Form F-1 (File No. 333-238990) (the “Initial Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 5, 2020, as thereafter supplemented and amended by a post-effective amendment to Form F-1 on Form F-3, filed on August 21, 2020, with respect to public offering (the “Offering”) of 51,400,000 units of the Company (the “Units”), each Unit consisting of (i) one common share, par value $0.001 per share (each, a “Common Share”) or one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrants” and the Common Shares issuable upon exercise therefor, the “Pre-Funded Warrant Shares”) and (ii) one Class A warrant to purchase one Common Share (the “Class A Warrants”, and the Common Shares issuable upon exercise thereof, the “Class A Warrant Shares”); and (ii) the Company’s registration statement filed pursuant to Rule 462(b) of the Securities Act on June 23, 2020, which incorporates by reference the Initial Registration Statement (the “Additional Registration Statement”), for the purpose of registering additional Units (the “Additional Units”).
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Initial Registration Statement; (ii) the Additional Registration Statement; (iii) the prospectus of the Company included in the Initial Registration Statement and incorporated by reference into the Additional Registration Statement (the “Prospectus”); (iv) the Stockholders Rights Agreement dated November 20, 2017 (the “Rights Agreement”); (v) the Class A Warrants; (vi) the Pre-Funded Warrants and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.
Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that (i) the Common Shares, Class A Warrants, Class A Warrant Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares have been duly authorized by the Company; (ii) when issued and delivered pursuant to the Prospectus, the Common Shares will be validly issued, fully paid and non-assessable; (iii) the Class A Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Class A Warrants in accordance with the terms therein, will be validly issued, fully paid and non-assessable; (iv) when issued and delivered pursuant to the Prospectus, the Class A Warrants will constitute binding obligations of the Company in accordance with their terms; (v) the Pre-Funded Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Pre-Funded Warrants in accordance with the terms therein, will be validly issued, fully paid and non-assessable; (vi) when issued and delivered pursuant to the Prospectus, the Pre-Funded Warrants will constitute binding obligations of the Company in accordance with their terms; and (vii) when issued and delivered pursuant to the Prospectus, the Preferred Stock Purchase Rights will constitute binding obligations of the Company in accordance with the terms of the Rights Agreement.
This opinion is limited to the laws of the State of New York and the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Additional Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP